EXHIBIT 24



                        INDEPENDENT AUDITORS' CONSENT



  We consent to the incorporation by reference in Registration Statements Nos. 33-53953, 33-32740, 33-35525, 33-47828, 33-63398 and 33-59701 of The
  E.W. Scripps Company and subsidiary companies on Form S-8 and Registration Statement No. 33-43989 of The E.W. Scripps Company and subsidiary companies on Form S-3 of our report dated February 22, 1996 relating to the financial statements of Scripps Cable, appearing in this Amendment Number 2 to the Current Report on this Form 8-K of
  The E.W. Scripps Company and subsidiary companies.





  DELOITTE & TOUCHE LLP
  Cincinnati, Ohio
  March 28, 1996